Exhibit 21.1
SUBSIDIARIES OF HANESBRANDS INC.
All subsidiaries are wholly-owned, directly or indirectly, by Hanesbrands Inc. (other than directors’ qualifying shares or similar interests )
U.S. Subsidiaries

Name of Subsidiary	Jurisdiction of Formation
BA International, L.L.C.	Delaware
Caribesock, Inc.	Delaware
Caribetex, Inc.	Delaware
CASA International, LLC	Delaware
Ceibena Del, Inc.	Delaware
Hanes Menswear, LLC	Delaware
Hanes Puerto Rico, Inc.	Delaware
Hanesbrands Direct, LLC	Colorado
Hanesbrands Distribution, Inc.	Delaware
HBI Branded Apparel Limited, Inc.	Delaware
HBI Branded Apparel Enterprises, LLC	Delaware
HBI Playtex BATH LLC	Delaware
HbI International, LLC	Delaware
HBI Sourcing, LLC	Delaware
Inner Self, LLC	Delaware
Jasper-Costa Rica, L.L.C.	Delaware
National Textiles, L.L.C.	Delaware
NT Investment Company, Inc.	Delaware
Playtex Dorado, LLC	Delaware
Playtex Industries, Inc.	Delaware
Playtex Marketing Corporation (50% owned)	Delaware
Seamless Textiles, LLC	Delaware
UPCR, Inc.	Delaware
UPEL, Inc.	Delaware
Non-U.S. Subsidiaries

Name of Subsidiary	Jurisdiction of Formation
Allende Internacional S. de R.L. de C.V.	Mexico
Bali Dominicana, Inc.	Panama/DR
Bali Dominicana Textiles, S.A.	Panama/DR

Name of Subsidiary	Jurisdiction of Formation
Bal-Mex S. de R.L. de C.V.	Mexico
Canadelle LP	Canada
Canadelle Holdings Corporation Limited	Canada
Cartex Manufacturera S. A.	Costa Rica
Caysock, Inc.	Cayman Islands
Caytex, Inc.	Cayman Islands
Caywear, Inc.	Cayman Islands
Ceiba Industrial, S. de R.L.	Honduras
Champion Products S. de R.L. de C.V.	Mexico
Choloma, Inc.	Cayman Islands
Confecciones Atlantida S. de R.L.	Honduras
Confecciones de Nueva Rosita S. de R.L. de C.V.	Mexico
Confecciones El Pedregal Inc.	Cayman Islands
Confecciones El Pedregal S.A. de C.V.	El Salvador
Confecciones del Valle, S. de R.L. de C.V.	Honduras
Confecciones Jiboa S.A. de C.V.	El Salvador
Confecciones La Caleta, Inc.	Cayman Islands
Confecciones La Herradura S.A. de C.V.	El Salvador
Confecciones La Libertad, S.A. de C.V.	El Salvador
DFK International Ltd.	Hong Kong
Dos Rios Enterprises, Inc.	Cayman Islands
Hanes Caribe, Inc.	Cayman Islands
Hanes Choloma, S. de R. L.	Honduras
Hanes Colombia, S.A.	Colombia
Hanes de Centro America S.A.	Guatemala
Hanes de El Salvador, S.A. de C.V.	El Salvador
Hanes de Honduras S. de R.L. de C.V.	Honduras
Hanes Dominican, Inc.	Cayman Islands
Hanesbrands Japan Inc.	Japan
Hanes Panama Ltd.	Panama
Hanes Brands Incorporated de Costa Rica, S.A.	Costa Rica
Hanesbrands Argentina S.A.	Argentina
Hanesbrands Brasil Textil Ltda.	Brazil
Hanesbrands Canada NSULC	Canada
Hanesbrands Dominicana, Inc.	Cayman Islands
Hanesbrands Europe GmbH	Germany
Hanesbrands Philippines Inc.	Philippines
Hanesbrands (HK) Limited	Hong Kong
Hanesbrands (Thailand) Ltd.	Thailand
HBI Alpha Holdings, Inc.	Cayman Islands
HBI Beta Holdings, Inc.	Cayman Islands

Name of Subsidiary	Jurisdiction of Formation
HBI Compania de Servicios, S.A. de C.V.	El Salvador
HBI Servicios Administrativos de Costa Rica, S.A.	Costa Rica
HBI Socks de Honduras, S. de R.L. de C.V.	Honduras
HBI Sourcing Asia Limited	Hong Kong
Indumentaria Andina S.A.	Argentina
Industria Textileras del Este, S. de R.L.	Costa Rica
Industrias Internacionales de San Pedro S. de R.L. de C.V.	Mexico
J.E. Morgan de Honduras, S.A.	Honduras
Jasper Honduras, S.A.	Honduras
Jogbra Honduras, S.A.	Honduras
Madero Internacional S. de R.L. de C.V.	Mexico
Manufacturera Ceibena S. de R.L.	Honduras
Manufacturera Comalapa S.A. de C.V.	El Salvador
Manufacturera de Cartago, S.R.L.	Costa Rica
Manufacturera San Pedro Sula, S. de R.L.	Honduras
Monclova Internacional S. de R.L. de C.V.	Mexico
PT HBI Sourcing Indonesia	Indonesia
PTX (D.R.), Inc.	Cayman Islands
Rinplay S. de R.L. de C.V.	Mexico
Santiago Internacional Textil Limitada (in liquidation)	Chile
Sara Lee Apparel India Private Limited (to be renamed Hanesbrands India Private Limited)	India
Sara Lee Apparel International (Shanghai) Co. Ltd. (to be renamed Hanesbrands International (Shanghai) Co. Ltd.)	China
Sara Lee Knit Products Mexico S.A. de C.V. (to be renamed Inmobilaria Rinplay S. de R.L. de C.V.)	Mexico
Sara Lee Moda Femenina, S.A. de C.V. (to be renamed Servicios Rinplay, S. de R.L de C.V.)	Mexico
Servicios de Soporte Intimate Apparel, S de RL	Costa Rica
SL Sourcing India Private Ltd. (to be renamed HBI Sourcing India Private Ltd.)	India
SN Fibers (49% owned)	Israel
Socks Dominicana S.A.	Dominican Republic
Texlee El Salvador, S.A. de C.V.	El Salvador
The Harwood Honduras Companies, S. de R.L.	Honduras
TOS Dominicana, Inc.	Cayman Islands